UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  November 4, 2013

RICEBRAN TECHNOLOGIES
(Exact Name of Registrant as Specified in Charter)

California	0-32565	87-0673375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6720 N. Scottsdale Road, Suite 390 Scottsdale, AZ	85253
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 522-3000

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 4, 2013, RiceBran Technologies (the “Company”) entered into an Amendment of Investment Agreements (the “Amendment”) effective as of October 31, 2013, by and among the Company and AF Bran Holdings-NL LLC (“AFBH-NL”) and AF Bran Holdings LLC (“AFBH”) (collectively with AFBH-NL, “AF”) and Nutra SA, LLC (“Nutra SA”) which amended the Contribution and Subscription Agreement dated as of December 24, 2013 (the “Contribution Agreement”), and the Second Amended and Restated Limited Liability Company Agreement for Nutra SA, LLC dated as of December 24, 2012 (the “LLC Agreement”), and provides for the waiver of certain terms under the LLC Agreement and the Membership Interest Purchase Agreement dated as of December 29, 2010, as amended.

Under the Amendment, the Company agreed to purchase membership units from Nutra SA at $2.00 per unit in an amount equal to 100,000 units plus an equal number of units purchased by AF between September 15, 2013 and December 31, 2013 (the “AF 4Q Contribution”).  In addition, the Company agreed to contribute an additional minimum amount of $3,000,000 to Nutra SA at $2.00 per unit in the event it raises at least $7,000,000 in an offering as further described in the Amendment.  In addition, the Company agreed to distribute to Nutra SA 90% of any funds released to the Company from an escrow account established in connection with the Company’s acquisition of Irgovel, the wholly owned subsidiary of Nutra SA, in 2008.  Such contributions from funds distributed from the escrow account will not constitute a capital contribution under the LLC Agreement.

Provided that the Company purchases at least $3,000,000 of Nutra SA membership units by December 31, 2013, AF agrees to waive any past non-compliance with certain milestone conditions and agrees that the “AF Yield Percentage” will be four percent (4%).  Further, the LLC Agreement was amended to provide that if the Company failed to purchase at least $3,000,000 of Nutra SA membership units by December 31, 2013, an event of default would automatically trigger and AF would be entitled to receive a preferential return equal to 2.5 times its unreturned capital contributions before the Company is entitled to receive its unreturned capital contribution.  On the other hand, if at any time after November 1, 2013, (i) the contributions made by the Company for additional Nutra SA units between November 1 and December 31, 2013, plus (ii) the amount contributed to Nutra SA from the escrow account, exceed the AF 4Q Contributions amount by more than $4.0 million, AF’s preferred return will be reduced to 2.0 times its unreturned capital contributions.

Finally, AF agreed not to exercise its drag along right as set forth in the LLC Agreement until January 1, 2015 as long as certain operational conditions are met as specified in the Amendment.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amendment, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective November 7, 2013, Colin Garner resigned from his position as Senior Vice President of Sales for the Company.  Dr. Robert Smith has been appointed Senior Vice President of Sales & Business Development expanding from his current duties as Senior Vice President of Business Development.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit
No.	Description
10.1	Amendment of Investment Agreements effective as of October 31, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RICEBRAN TECHNOLOGIES

Date: November 8, 2013	By:	/s/ J. Dale Belt
Jerry Dale Belt
Chief Financial Officer
(Duly Authorized Officer)